UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 12, 2005

HOVNANIAN ENTERPRISES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8551	22-1851059
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Highway 35, P.O. Box 500 Red Bank, New Jersey 07701
(Address of Principal Executive Offices) (Zip Code)

(732) 747-7800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03                                                 Material Modification to Rights of Security Holders.

On July 12, 2005, Hovnanian Enterprises, Inc., a Delaware corporation (the “Company”), sold 5,600,000 depositary shares, each representing 1/1,000th of a share of the Company’s 7.625% Series A Preferred Stock (liquidation preference $25,000.00 per share), par value $.01 per share (the “Series A Preferred Stock”).

Dividends on the Series A Preferred Stock are not cumulative.  The Series A Preferred Stock ranks senior to the Company’s common stock with respect to the payment of dividends to the extent provided in the Certificate of Designations, Powers, Preferences and Rights of the 7.625% Series A Preferred Stock (the “Certificate”).  The Certificate provides that unless dividends have been declared and paid or set apart for payment on the Series A Preferred Stock for the then-currently quarterly dividend period, no dividend maybe declared or paid or set apart for payment on the Company’s common stock for that period, other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, the common stock of the Company or any other stock of the Company ranking, as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the Company, junior to the Series A Preferred Stock.

The Series A Preferred Stock will have no voting rights except as provided for in the Certificate or as otherwise required by law.  However, so long as any shares of Series A Preferred Stock are outstanding, the Company will not, without the vote of the holders of at least a majority of the shares of the Series A Preferred Stock, (1) authorize, create or issue any capital stock of the Company ranking, as to dividends or upon liquidation, dissolution or winding up, senior to the Series A Preferred Stock, or reclassify any authorized capital stock of the Company into any such shares of such capital stock, or issue any obligation or security convertible into or evidencing the right to purchase any such shares, or (2) amend, alter or repeal the Certificate, or the certificate of incorporation of the Company, whether by merger, consolidation or otherwise, in a way that adversely affects the powers, preferences or special rights of the Series A Preferred Stock.  Any increase in the amount of authorized common stock or preferred stock or any increase or decrease in the number of shares of any series of preferred stock or the authorization, creation and issuance of other classes or series of stock, in each case ranking equally with or junior to the Series A Preferred Stock will not be deemed to adversely affect such powers, preferences or special rights.

The Series A Preferred Stock has liquidation preferences over the Company’s common stock.  Upon any liquidation, dissolution or winding up of the Company, the holders of the Series A Preferred Stock will be entitled to receive out of the assets of the Company available for distribution to its stockholders, an amount equal to the liquidation preference of $25,000.00 per share plus all accrued and unpaid dividends before any payment or distribution out of the Company’s assets may be made to or set apart for the holders of the Company’s common stock or other junior equity.  If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of shares Series A Preferred Stock and any stock ranking equally with the Series A Preferred Stock shall be insufficient to pay in full the preferential amounts to which such stock would be entitled, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full.  Neither a consolidation nor merger of the Company, nor a sale, lease, exchange or transfer of all or substantially all of the Company’s assets will be deemed to be a liquidation, dissolution or winding up of the Company.

Item 5.03                                                 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 12, 2005, the Company filed the Certificate with the Secretary of State of the State of Delaware authorizing 8,000 shares of Series A Preferred Stock and setting forth the terms of the Series A Preferred Stock.  The voting rights and liquidation and dividend preferences of the Series A Preferred Stock are described in Item 3.03 of this Form 8-K and are incorporated by reference herein.  The Certificate is attached as Exhibit 4.1 hereto.

Item 9.01.                                              Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 4.1	Certificate of Designations, Powers, Preferences and Rights of the 7.625% Series A Preferred Stock, dated July 12, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOVNANIAN ENTERPRISES, INC.
(Registrant)

	By:	/s/ Peter S. Reinhart
		Name:	Peter S. Reinhart
Date: July 13, 2005		Title:	Senior Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Exhibit

Exhibit 4.1	Certificate of Designations, Powers, Preferences and Rights of the 7.625% Series A Preferred Stock, dated July 12, 2005.